Exhibit 99.1

FedEx Corp. Reports Second Quarter Results

Earnings Outlook Lowered Primarily Due to European Weakness

Announces New Cost-Reduction Initiatives

MEMPHIS, Tenn., December 18, 2018 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the second quarter ended November 30 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2019		Fiscal 2018
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$17.8 billion	$17.8 billion	$16.3 billion	$16.3 billion
Operating income	$1.17 billion	$1.33 billion	$1.12 billion	$1.24 billion
Operating margin	6.6%	7.5%	6.8%	7.6%
Net income	$935 million	$1.08 billion	$775 million	$866 million
Diluted EPS	$ 3.51	$ 4.03	$ 2.84	$ 3.18

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share

	Fiscal 2019	Fiscal 2018
TNT Express integration expenses	$0.34	$0.33
FedEx Ground legal matter	0.17	—
Net U.S. deferred tax liability remeasurement	0.02	—

“FedEx is in the midst of another record-setting holiday season, and we salute our more than 450,000 team members worldwide for delivering outstanding customer service,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “While the U.S. economy remains solid, our international business weakened during the quarter, especially in Europe. We are taking action to mitigate the impact of this trend through new cost-reduction initiatives.”

- more -

Cost-Reduction Actions

In addition to lowering variable compensation, FedEx is implementing other cost-reduction initiatives to mitigate below-plan performance. These actions include:

•	A voluntary buyout program for eligible employees

•	International network capacity reductions at FedEx Express

•	Limited hiring in staff functions

•	Reductions in discretionary spending

Efforts to improve productivity will continue, including expanding the use of technology and capitalizing on efficiencies available through network scale.

Second Quarter Results

Operating income grew during the quarter due to higher volumes, increased yields and a favorable net impact of fuel at all transportation segments. Lower variable compensation also benefited results for the quarter. At FedEx Express, operating results were negatively impacted during the quarter by lower-than-expected international revenue, especially in Europe and Asia, higher growth in lower-yielding services across the network and the timing of aircraft maintenance events.

Net results benefited by $0.56 per diluted share as a result of the enactment of the Tax Cuts and Jobs Act (TCJA), primarily from a lower statutory income tax rate.

Last year’s results included the estimated negative impacts of the NotPetya cyberattack affecting TNT Express ($100 million or $0.31 per diluted share) and a tax benefit from foreign tax credits associated with a dividend paid from foreign operations ($80 million or $0.29 per diluted share).

The company acquired 2.8 million shares of FedEx common stock during the quarter at an average price of $228.35.

Outlook

FedEx is unable to forecast the fiscal 2019 year-end mark-to-market (MTM) retirement plan accounting adjustments. As a result, the company is unable to provide a fiscal 2019 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

- more -

FedEx is now forecasting for fiscal 2019:

•	Earnings of $12.65 to $13.40 per diluted share before year-end MTM retirement plan accounting adjustments, down from the prior forecast of $15.85 to $16.45 per diluted share;

•

Earnings of $15.50 to $16.60 per diluted share before year-end MTM retirement plan accounting adjustments and excluding TNT Express integration expenses, charges related to a FedEx Ground legal matter, charges associated with the voluntary employee buyout program and the revision to the provisional benefit from the remeasurement of the net U.S. deferred tax liability included in fiscal 2018 earnings, down from the prior forecast of $17.20 to $17.80 per diluted share;

•	ETR of 24% to 25% prior to year-end MTM retirement plan accounting adjustments; and

•	Capital spending of $5.6 billion.

These forecasts assume moderate U.S. domestic economic growth and no further weakening in international economic conditions from the current forecast. The company’s ETR and earnings per share outlooks are based on current TCJA interpretative guidance and are subject to change based on future guidance.

A pre-tax cash charge related to the voluntary buyout program for U.S.-based employees is expected to total $450 million to $575 million and should predominantly occur in the fourth quarter of fiscal 2019. Actual costs will depend on employee acceptance rates. Savings from this program are expected to be $225 million to $275 million in fiscal 2020. Similar programs are being considered for employees in international regions.

Management still expects to realize the benefits from TNT Express that were anticipated when the company was acquired. However, lower-than-expected express package volume due to European economic weakness that accelerated during the quarter and is expected to continue, and a change in service mix following the June 2017 cyberattack on TNT Express, will delay the anticipated realization of these benefits. As a result, the target to increase FedEx Express operating income by $1.2 billion to $1.5 billion over fiscal 2017 results will not be achieved in fiscal 2020.

“Global trade has slowed in recent months and leading indicators point to ongoing deceleration in global trade near-term,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “These trends, coupled with the change in service mix at FedEx Express, are negatively impacting the segment’s financial results. We remain committed to actively managing costs with a heightened focus on increasing efficiency across the organization.”

- more -

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $69 billion, the company offers integrated business solutions through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 450,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EST on December 18, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential

- more -

risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, a significant data breach or other disruption to our technology infrastructure, anti-trade measures and changes in international trade policies, our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses, changes in fuel prices or currency exchange rates, our ability to match capacity to shifting volume levels, evolving or new U.S. domestic or international government regulation, future guidance, regulations, interpretations or challenges to our tax positions relating to the TCJA and our ability to realize the benefits of certain provisions of the TCJA, our ability to effectively operate, integrate, leverage and grow acquired businesses, our ability to successfully implement our cost-reduction initiatives and productivity enhancements, legal challenges or changes related to owner-operators engaged by FedEx Ground and the drivers providing services on their behalf, disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service, the impact of the United Kingdom’s vote to leave the European Union, the impact of any international conflicts or terrorist activities and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

- more -

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Second Quarter Fiscal 2019 and Fiscal 2018 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted second quarter fiscal 2019 and 2018 consolidated operating income and margin, net income and diluted earnings per share, and adjusted second quarter fiscal 2019 and 2018 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	TNT Express integration expenses incurred in fiscal 2019 and 2018;

•	Fiscal 2019 charges related to a legal matter involving FedEx Ground; and

•	The fiscal 2019 revision to the net U.S. deferred tax liability remeasurement included in our fiscal 2018 earnings.

We have incurred and expect to incur significant expenses through fiscal 2020, and may incur additional expenses thereafter, in connection with our integration of TNT Express. We have adjusted our second quarter fiscal 2019 and 2018 consolidated financial measures and the FedEx Express segment second quarter fiscal 2019 and 2018 financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and employee benefits, advertising expenses and travel. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses also include any restructuring charges at TNT Express.

Charges related to an agreement in principle to settle a legal matter involving FedEx Ground are excluded from our second quarter fiscal 2019 consolidated non-GAAP financial measures because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

- more -

The fiscal 2019 revision to the provisional benefit from the remeasurement of our net U.S. deferred tax liability included in our fiscal 2018 earnings is excluded from our second quarter fiscal 2019 consolidated non-GAAP financial measures because it results from the non-recurring impact of a significant change in the U.S. federal statutory tax rate due to the enactment of the TCJA on our overall deferred tax position, which accumulated over many reporting periods prior to enactment. The adjustment to our second quarter fiscal 2019 consolidated financial measures includes only a revision to this transitional impact. As previously disclosed, the provisional benefit from the remeasurement of our net U.S. deferred tax liability included in our fiscal 2018 earnings was an estimate subject to adjustment during a 12-month measurement period ending in fiscal 2019. The exclusion of adjustments to this provisional benefit from our fiscal 2019 non-GAAP earnings measures is consistent with our presentation of the effects of the initial provisional benefit in our fiscal 2018 non-GAAP earnings measures.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2019 Earnings Per Share and ETR Forecasts

Our fiscal 2019 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes the fiscal 2019 year-end MTM retirement plan accounting adjustments, estimated fiscal 2019 TNT Express integration expenses, charges related to a FedEx Ground legal matter, estimated charges associated with the voluntary employee buyout program and the fiscal 2019 revision to the provisional benefit from the remeasurement of our net U.S.

- more -

deferred tax liability included in our fiscal 2018 earnings. Our fiscal 2019 ETR forecast is a non-GAAP financial measure because it excludes the impact of the fiscal 2019 year-end MTM retirement plan accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. The fiscal 2019 year-end MTM retirement plan accounting adjustments and estimated charges associated with the voluntary employee buyout program are excluded from our fiscal 2019 EPS and ETR forecasts, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses. Estimated fiscal 2019 TNT Express integration expenses, charges related to a FedEx Ground legal matter and the revision to the provisional benefit from the remeasurement of our net U.S. deferred tax liability are excluded from our fiscal 2019 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM retirement plan accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2019 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2019 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2019 year-end MTM retirement plan accounting adjustments could have a material impact on our fiscal 2019 consolidated financial results and ETR.

The table included below titled “Fiscal 2019 Earnings Per Share Forecast” outlines the impacts of the items that are excluded from our fiscal 2019 EPS forecast, other than the year-end MTM retirement plan accounting adjustments.

- more -

Second Quarter Fiscal 2019

FedEx Corporation

Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes[1,2]	Income[3]	Per Share[2]
GAAP measure	$1,168	6.6%	$242	$935	$3.51
TNT Express integration expenses[4]	114	0.6%	24	90	0.34
FedEx Ground legal matter	46	0.3%	—	46	0.17
Net U.S. deferred tax liability remeasurement	—	—	(4)	4	0.02

Non-GAAP measure	$1,328	7.5%	$261	$1,075	$4.03

FedEx Express Segment

Dollars in millions	Operating
	Income	Margin
GAAP measure	$620	6.5%
TNT Express integration expenses	99	1.0%

Non-GAAP measure	$719	7.5%

Second Quarter Fiscal 2018

FedEx Corporation

Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes[1]	Income[3]	Per Share[2]
GAAP measure	$1,115	6.8%	$364	$775	$2.84
TNT Express integration expenses[4]	122	0.8%	31	91	0.33

Non-GAAP measure	$1,237	7.6%	$395	$866	$3.18

FedEx Express Segment

Dollars in millions	Operating
	Income	Margin
GAAP measure	$601	6.6%
TNT Express integration expenses	96	1.1%

Non-GAAP measure	$697	7.7%

- more -

Fiscal 2019 Earnings Per Share Forecast

Dollars in millions, except EPS
	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before year-end MTM retirement plan accounting adjustments (non-GAAP)[5,6]		$12.65 to $13.40
TNT Express integration expenses	$450
Income tax effect[1]	(85)

Net of tax effect	$365	1.36
FedEx Ground legal matter	$46
Income tax effect[1]	—

Net of tax effect	$46	0.17
Net U.S. deferred tax liability remeasurement	$—
Income tax effect[1]	(4)

Net of tax effect	$4	0.02
Voluntary employee buyout program	$450 to $575
Income tax effect[1]	(105) to (135)

Net of tax effect	$345 to $440	1.30 to 1.65

Earnings per diluted share with adjustments[5,7]		$15.50 to $16.60

Notes:

1	–	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction, and for fiscal 2019, give consideration to the effects of the TCJA on the fiscal 2019 rates.
2	–	Does not sum to total due to rounding.
3	–	Effect of “Total other (expense) income” on net income amount not shown.
4	–	These expenses, including restructuring charges, were recognized at FedEx Corporate and FedEx Express.
5	–	The year-end MTM retirement plan accounting adjustments, which are impracticable to calculate at this time, are excluded.
6	–	Previous forecast was $15.85 to $16.45.
7	–	Previous forecast was $17.20 to $17.80.

* * *

FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2019

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2018	2017	%	2018	2017	%
Revenue:
FedEx Express segment	$9,604	$9,076	6%	$18,826	$17,476	8%
FedEx Ground segment	5,142	4,525	14%	9,941	8,770	13%
FedEx Freight segment	1,918	1,673	15%	3,877	3,337	16%
FedEx Services segment	429	416	3%	846	816	4%
Other and eliminations	731	623	17%	1,386	1,211	14%

Total Revenue	17,824	16,313	9%	34,876	31,610	10%

Operating Expenses:
Salaries and employee benefits[1]	6,260	5,889	6%	12,520	11,553	8%
Purchased transportation	4,346	3,840	13%	8,313	7,285	14%
Rentals	836	835	—	1,659	1,653	—
Depreciation and amortization	828	756	10%	1,636	1,507	9%
Fuel	1,052	818	29%	2,038	1,521	34%
Maintenance and repairs	751	665	13%	1,486	1,340	11%
Other	2,583	2,395	8%	4,985	4,665	7%

Total Operating Expenses[1]	16,656	15,198	10%	32,637	29,524	11%

Operating Income:
FedEx Express segment[1]	620	601	3%	987	921	7%
FedEx Ground segment[1]	586	496	18%	1,253	1,102	14%
FedEx Freight segment[1]	148	108	37%	324	273	19%
Corporate, eliminations and other[1]	(186)	(90)	NM	(325)	(210)	NM

Total Operating Income[1]	1,168	1,115	5%	2,239	2,086	7%

Other Income (Expense):
Interest, net	(129)	(124)	4%	(241)	(238)	1%
Other retirement plans income[1]	158	147	7%	316	293	8%
Other, net	(20)	1	NM	(36)	(20)	NM

Total Other Income[1]	9	24	(63%)	39	35	11%
Income Before Income Taxes	1,177	1,139	3%	2,278	2,121	7%
Provision for Income Taxes	242	364	(34%)	508	750	(32%)

Net Income	$935	$775	21%	$1,770	$1,371	29%

Diluted Earnings Per Share	$3.51	$2.84	24%	$6.60	$5.03	31%

Weighted Average Common and Common Equivalent Shares	266	272	(2%)	268	272	(1%)
Capital Expenditures	$1,455	$1,577	(8%)	$2,634	$2,621	—

1  -  Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2019

(In millions)

	Nov. 30, 2018
	(Unaudited)	May 31, 2018
ASSETS

Current Assets
Cash and cash equivalents	$2,123	$3,265
Receivables, less allowances	9,573	8,481
Spare parts, supplies and fuel, less allowances	522	525
Prepaid expenses and other	1,220	1,070

Total current assets	13,438	13,341

Property and Equipment, at Cost	57,501	55,121
Less accumulated depreciation and amortization	28,114	26,967

Net property and equipment	29,387	28,154

Other Long-Term Assets
Goodwill	6,908	6,973
Other assets	3,556	3,862

Total other long-term assets	10,464	10,835

	$53,289	$52,330

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Short-term borrowings	$250	$—
Current portion of long-term debt	642	1,342
Accrued salaries and employee benefits	1,850	2,177
Accounts payable	3,400	2,977
Accrued expenses	3,354	3,131

Total current liabilities	9,496	9,627

Long-Term Debt, Less Current Portion	16,399	15,243

Other Long-Term Liabilities
Deferred income taxes	3,253	2,867
Pension, postretirement healthcare and other benefit obligations	1,735	2,187
Self-insurance accruals	1,844	1,784
Deferred lease obligations	605	551
Deferred gains, principally related to aircraft transactions	137	121
Other liabilities	526	534

Total other long-term liabilities	8,100	8,044

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,185	3,117
Retained earnings	26,080	24,823
Accumulated other comprehensive loss	(817)	(578)
Treasury stock, at cost	(9,186)	(7,978)

Total common stockholders’ investment	19,294	19,416

	$53,289	$52,330

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2019

(In millions)

(Unaudited)

	Six Months Ended November 30
	2018	2017
Operating Activities:
Net income	$1,770	$1,371
Noncash charges:
Depreciation and amortization	1,636	1,507
Other, net	504	546
Changes in operating assets and liabilities, net	(1,731)	(1,926)

Net cash provided by operating activities	2,179	1,498

Investing Activities:
Capital expenditures	(2,634)	(2,621)
Business acquisitions, net of cash acquired	—	(44)
Proceeds from asset dispositions and other	53	12

Net cash used in investing activities	(2,581)	(2,653)

Financing Activities:
Proceeds from short-term borrowings	248	250
Proceeds from debt issuances	1,233	—
Principal payments on debt	(785)	(28)
Proceeds from stock issuances	45	205
Dividends paid	(173)	(268)
Purchase of treasury stock	(1,271)	(270)
Other, net	1	3

Net cash used in financing activities	(702)	(108)

Effect of exchange rate changes on cash	(38)	62

Net decrease in cash and cash equivalents	(1,142)	(1,201)

Cash and cash equivalents at beginning of period	3,265	3,969

Cash and cash equivalents at end of period	$2,123	$2,768

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2018	2017	%	2018	2017	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,948	$1,787	9%	$3,834	$3,537	8%
U.S. Overnight Envelope	444	432	3%	912	882	3%

Total U.S. Overnight	2,392	2,219	8%	4,746	4,419	7%
U.S. Deferred	1,060	922	15%	2,012	1,800	12%

Total U.S. Package Revenue	3,452	3,141	10%	6,758	6,219	9%

International Priority	1,896	1,865	2%	3,770	3,628	4%
International Economy	885	815	9%	1,735	1,585	9%

Total International Export Package	2,781	2,680	4%	5,505	5,213	6%
International Domestic[1]	1,203	1,228	(2%)	2,334	2,284	2%

Total Package Revenue	7,436	7,049	5%	14,597	13,716	6%

Freight Revenue:
U.S.	792	688	15%	1,522	1,301	17%
International Priority	564	541	4%	1,097	995	10%
International Economy	554	481	15%	1,073	862	24%
International Airfreight	83	100	(17%)	168	183	(8%)

Total Freight Revenue	1,993	1,810	10%	3,860	3,341	16%

Other Revenue	175	217	(19%)	369	419	(12%)

Total Express Revenue	$9,604	$9,076	6%	$18,826	$17,476	8%

Operating Expenses:
Salaries and employee benefits[2]	3,441	3,339	3%	6,914	6,553	6%
Purchased transportation	1,354	1,304	4%	2,661	2,488	7%
Rentals and landing fees	474	492	(4%)	944	976	(3%)
Depreciation and amortization	449	410	10%	885	825	7%
Fuel	899	703	28%	1,744	1,306	34%
Maintenance and repairs	514	445	16%	1,016	904	12%
Intercompany charges[2]	527	514	3%	1,066	1,011	5%
Other	1,326	1,268	5%	2,609	2,492	5%

Total Operating Expenses[2]	8,984	8,475	6%	17,839	16,555	8%

Operating Income[2]	$620	$601	3%	$987	$921	7%

Operating Margin[2]	6.5%	6.6%	(0.1 pts )	5.2%	5.3%	(0.1 pts )

1  -  International Domestic relates to international intra-country operations.

2  -  Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Second Quarter Fiscal 2019

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2018	2017	%	2018	2017	%
PACKAGE STATISTICS

Average Daily Package Volume (000s):
U.S. Overnight Box	1,308	1,248	5%	1,269	1,217	4%
U.S. Overnight Envelope	532	547	(3%)	541	552	(2%)

Total U.S. Overnight Package	1,840	1,795	3%	1,810	1,769	2%
U.S. Deferred	1,082	938	15%	998	907	10%

Total U.S. Domestic Package	2,922	2,733	7%	2,808	2,676	5%

International Priority	555	552	1%	540	530	2%
International Economy	302	277	9%	289	264	9%

Total International Export Package	857	829	3%	829	794	4%
International Domestic[1]	2,670	2,706	(1%)	2,530	2,475	2%

Total Average Daily Packages	6,449	6,268	3%	6,167	5,945	4%

Yield (Revenue Per Package):
U.S. Overnight Box	$23.63	$22.73	4%	$23.60	$22.70	4%
U.S. Overnight Envelope	13.24	12.53	6%	13.16	12.48	5%

U.S. Overnight Composite	20.63	19.62	5%	20.48	19.51	5%
U.S. Deferred	15.54	15.58	—	15.75	15.51	2%

U.S. Domestic Composite	18.75	18.24	3%	18.80	18.15	4%

International Priority	54.25	53.70	1%	54.52	53.54	2%
International Economy	46.45	46.77	(1%)	46.92	46.86	—

Total International Export Composite	51.50	51.38	—	51.87	51.32	1%
International Domestic[1]	7.15	7.20	(1%)	7.21	7.21	—

Composite Package Yield	$18.30	$17.86	2%	$18.49	$18.03	3%

FREIGHT STATISTICS

Average Daily Freight Pounds (000s):
U.S.	8,917	8,475	5%	8,608	8,095	6%
International Priority	5,684	5,660	—	5,469	5,260	4%
International Economy	15,373	13,231	16%	14,401	11,733	23%
International Airfreight	1,759	2,145	(18%)	1,738	1,997	(13%)

Total Avg Daily Freight Pounds	31,733	29,511	8%	30,216	27,085	12%

Revenue Per Freight Pound:
U.S.	$1.41	$1.29	9%	$1.38	$1.26	10%
International Priority	1.57	1.52	3%	1.57	1.48	6%
International Economy	0.57	0.58	(2%)	0.58	0.57	2%
International Airfreight	0.75	0.74	1%	0.75	0.72	4%

Composite Freight Yield	$1.00	$0.97	3%	$1.00	$0.96	4%

Operating Weekdays	63	63	—	128	128	—

1  -  International Domestic relates to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2018	2017	%	2018	2017	%
FINANCIAL HIGHLIGHTS

Revenue	$5,142	$4,525	14%	$9,941	$8,770	13%

Operating Expenses:
Salaries and employee benefits[1]	891	767	16%	1,696	1,447	17%
Purchased transportation	2,342	2,014	16%	4,404	3,790	16%
Rentals	200	190	5%	391	374	5%
Depreciation and amortization	180	166	8%	353	327	8%
Fuel	4	4	—	7	6	17%
Maintenance and repairs	84	77	9%	161	152	6%
Intercompany charges[1]	394	366	8%	791	725	9%
Other	461	445	4%	885	847	4%

Total Operating Expenses[1]	4,556	4,029	13%	8,688	7,668	13%

Operating Income[1]	$586	$496	18%	$1,253	$1,102	14%

Operating Margin[1]	11.4%	11.0%	0.4 pts	12.6%	12.6%	—

OPERATING STATISTICS
Operating Weekdays	63	63	—	128	128	—
Average Daily Package Volume (000s)	9,237	8,576	8%	8,721	8,125	7%
Yield (Revenue Per Package)	$8.81	$8.35	6%	$8.88	$8.41	6%

1  -  Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2018	2017	%	2018	2017	%
FINANCIAL HIGHLIGHTS
Revenue	$1,918	$1,673	15%	$3,877	$3,337	16%
Operating Expenses:
Salaries and employee benefits[1]	919	820	12%	1,847	1,613	15%
Purchased transportation	250	208	20%	509	406	25%
Rentals	42	37	14%	84	73	15%
Depreciation and amortization	76	72	6%	154	140	10%
Fuel	150	112	34%	287	209	37%
Maintenance and repairs	63	59	7%	125	115	9%
Intercompany charges[1]	137	127	8%	275	252	9%
Other	133	130	2%	272	256	6%

Total Operating Expenses[1]	1,770	1,565	13%	3,553	3,064	16%

Operating Income[1]	$148	$108	37%	$324	$273	19%

Operating Margin[1]	7.7%	6.5%	1.2 pts	8.4%	8.2%	0.2 pts

OPERATING STATISTICS
Operating Weekdays	62	62	—	127	127	—
Average Daily Shipments (000s)
Priority	81.7	76.3	7%	81.4	75.3	8%
Economy	35.4	32.3	10%	35.0	32.0	9%

Total Average Daily Shipments	117.1	108.6	8%	116.4	107.3	8%
Weight Per Shipment (lbs)
Priority	1,203	1,201	—	1,211	1,192	2%
Economy	1,043	1,153	(10%)	1,026	1,150	(11%)

Composite Weight Per Shipment	1,155	1,187	(3%)	1,155	1,180	(2%)
Revenue/Shipment
Priority	$249.76	$232.25	8%	$248.24	$229.17	8%
Economy	297.73	286.35	4%	295.00	281.64	5%

Composite Revenue/Shipment	$264.27	$248.36	6%	$262.29	$244.81	7%
Revenue/CWT
Priority	$20.76	$19.34	7%	$20.50	$19.22	7%
Economy	28.55	24.84	15%	28.76	24.49	17%

Composite Revenue/CWT	$22.89	$20.93	9%	$22.71	$20.75	9%

1  -  Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.